PRICING SUPPLEMENT NO. 94                                     Rule 424(b)(3)
DATED: December 18, 1997                                  File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:            Floating Rate Notes    Book Entry Notes
$15,000,000                  [x]                    [x]

Original Issue Date:         Fixed Rate Notes       Certificated Notes
December 18, 1997            [_]                    [_]

Maturity Date:
December 18, 1998

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                          Optional            Optional
                       Redemption         Repayment           Repayment
Redeemable On          Price(s)           Date(s)             Price(s)
-------------          -----------        ---------           ----------

N/A                    N/A                N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[x]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Daily

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  N/A

Spread (plus or minus): +0.15%

-----------------------------------------------

*        Daily on each business day.

**       3/18/98, 6/18/98, 9/18/98 and 12/18/98.

*** The Federal Funds Rate as of December 18, 1997, plus 15 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

NYFS04...:\25\22625\0122\2041\SUPD087M.230